Exhibit 32.2
Certification of Periodic Financial Report Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Quarterly Report on Form 10-Q for the third quarter ended September 30, 2006 of MSW Energy Finance Co., Inc. as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Anthony J. Orlando and Mark A. Pytosh, as Chief Executive Officer and Chief Financial Officer, respectively, of MSW Energy Finance Co., Inc., hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of MSW Energy Finance Co., Inc.; and
     This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by MSW Energy Finance Co., Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
     A signed original of this written statement has been provided to MSW Energy Finance Co., Inc. and will be retained by MSW Energy Finance Co., Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Anthony J. Orlando	/s/ Mark A. Pytosh
Anthony J. Orlando	Mark A. Pytosh
Chief Executive Officer and President	Senior Vice President and Chief Financial Officer
October 30, 2006	October 30, 2006

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